Exhibit 32.1

I, Donald L. Grill, Chief Executive Officer of Fentura Financial Inc. certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the information contained in the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of Fentura Financial, Inc.

(2)

the information contained in the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of Fentura Financial, Inc.

Dated: May 16, 2005

/s/ Donald L. Grill Donald L. Grill Chief Executive Officer

Exhibit 32.2

I, Douglas J. Kelley, Chief Financial Officer of Fentura Financial, Inc. certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the information contained in the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of Fentura Financial, Inc.

(2)

the information contained in the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of Fentura Financial, Inc.

Dated: May 16, 2005

/s/ Douglas J. Kelley Douglas J. Kelley